Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2023, relating to the financial statements of The Solaria Corporation appearing in the Current Report on Form 8-K of Complete Solaria, Inc., filed on January 4, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California January 4, 2024